Exhibit 10.3


                           UNOCAL EMPLOYMENT AGREEMENT

         This employment agreement (the "Agreement") is made effective as of July 20, 2004 (the "Effective Date"), by and between Unocal Corporation, a Delaware corporation (the "Company") and Joseph H. Bryant ("Employee").

         In consideration of the mutual promises and agreements set forth herein, the Company and Employee agree as follows:

1.   Term.

     1.1 Employee's initial date of active employment shall be September 1, 2004, or such other date as the Company and Employee shall mutually agree (the "Employment Date"). The term of this Agreement (the "Term") shall commence on the Employment Date and shall be for three (3) years, subject to earlier termination in accordance with the provisions of Paragraph 4 hereinbelow. If the Agreement has not been subject to early termination in accordance with the provisions of Paragraph 4 hereinbelow, beginning on the Employment Date and on each day thereafter, the Term shall automatically be extended for an additional day unless the Company notifies Employee in writing that it does not wish to further extend the Term. Notwithstanding the foregoing, this Agreement shall end automatically and without additional notice on the date of the Company's Annual Meeting of Shareholders that next follows the date of Employee's sixty-fifth
(65th) birthday. The parties agree that this Agreement shall be subject to satisfactory completion by Employee of the Company's standard pre-employment procedures prior to the Employment Date.

2.   Position and Title.

     2.1 The Company on behalf of itself and its affiliates and subsidiaries hereby employs Employee as President and Chief Operating Officer and Employee hereby accepts such employment. Employee shall report solely to the Chief Executive Officer of the Company.

     2.2 Employee shall devote substantially all of his efforts on a full time basis to the business and affairs of the Company and shall not engage in any business or perform any services in any capacity whatsoever adverse to the interests of the Company.

     2.3 Employee shall at all times faithfully, industriously, and to the best of his ability, experience, and talents, perform all of the duties of his position.

3.   Compensation.

     3.1 As of the Employment Date, Employee's annual base salary is $725,004. Employee's base salary and performance shall be reviewed periodically at intervals approved by the Management Development and Compensation Committee of the Board of Directors of the Company (the "Committee"), and Employee's base salary may be increased from time to time based on merit or such other consideration as the Committee may deem appropriate.

     3.2 During the Term, Employee shall participate in all of the Company's incentive plans, benefit plans and perquisites, and in any new or successor incentive plans, benefit plans and perquisites, that are generally provided to executives of the Company with a level of responsibility and stature comparable to Employee. Performance goals, award opportunity, benefit levels, and administrative guidelines for such plans shall be subject to review and approval by the Committee.

     3.3 Employee will be entitled to the compensation described in Annex A, which is incorporated herein.

4.   Termination of Employment.

     4.1 During the Term, the Company may terminate Employee's employment herein at any time for Cause, provided however that, except in the case of conviction of a felony, the Board of Directors shall provide Employee with not less than sixty (60) days prior written notice describing the behavior or conduct which is alleged by the Board of Directors to constitute Cause, and Employee shall be provided with reasonable opportunity to correct such behavior or conduct within the notice period. For purposes of this Agreement, Cause shall be defined as any or all of the following:

          (1) Conduct or action by Employee which, in the opinion of a majority of the Board of Directors, is materially harmful to the Company, but excluding any conduct which the Employee believes, in good faith, to be in, or not opposed to, the Company's best interest;

          (2) Willful failure by Employee to follow an order of the Board of Directors, except in such case where the Employee believes in good faith that following such order would be materially detrimental to the interests of the Company;

          (3)  Employee's conviction of a felony.

     4.2 A termination of Employee's employment shall be considered a Termination Without Cause in the event that Employee's employment is terminated by the Company for any reason other than those set forth in Paragraph 4.1 hereinabove, or in the event Employee terminates employment voluntarily following one or more of the following (a) Employee's annual base salary is reduced below the amount then in effect under Paragraph 3.1 hereinabove (unless such reduction is part of an across the board reduction affecting all Company executives with a comparable level of responsibility, title or stature), or (b) Employee is removed from or denied participation in incentive plans, benefit plans, or perquisites generally provided by the Company to other executives with a comparable level of responsibility, title or stature, or (c) Employee's target incentive opportunity, benefits or perquisites are reduced relative to other executives with comparable responsibility, title or stature, or (d) Employee is assigned duties or obligations inconsistent with his position with the Company or (e) There is a significant change in the nature and scope of Employee's authority or his overall working environment, including, without limitation, any change in the reporting responsibilities described in Paragraph 2.1, or (f) Employee's work location is changed to a location other than Houston or Sugarland, Texas, or such other location as Employee and the Company shall mutually agree, or
(g) the Company shall be in material breach of any other provision of this Agreement.

     4.3 In the event of Employee's Termination Without Cause at any time during the Term of this Agreement, then, in addition to the Employee's rights under any applicable stock or benefit plans:

          (1) The Company shall pay Employee a lump-sum severance amount within thirty (30) days following Termination Without Cause equal to three (3) times the sum of (a) the higher of the Employee's annual base salary at the time of Termination Without Cause or the annual base salary stated in Paragraph 3.1 hereinabove, and
               (b) the annual target Bonus applicable to Employee as of the beginning of the calendar year in which such Termination Without Cause occurs. Such sum shall be reduced by the amount of any Unocal Employee Redeployment Program and Unocal Termination Allowance benefits payable to Employee.

          (2) The Company shall provide medical, dental, life, and disability insurance coverage for Employee (and, with respect to medical and dental coverage, for his dependents) for two (2) years following Termination Without Cause at levels and a net cost to Employee comparable to that provided to Employee immediately prior to Employee's Termination Without Cause. In lieu of the foregoing continued benefits (but not in lieu of health and dental insurance continuation coverage under COBRA), the Company in its sole discretion may elect to pay the Employee the sum of $25,000 (twenty-five thousand U.S. Dollars).

          (3) The Company shall pay Employee an additional lump-sum severance amount within thirty (30) days following Employee's Termination Without Cause equal to three (3) times the base salary used to determine the lump-sum severance benefit in paragraph 4.3(1) hereinabove, multiplied by 6% (.06).

     4.4 In the event that during the Term of this Agreement Employee (i) should voluntarily resign from the Company for any reason other than those described in Paragraph 4.2, (ii) should terminate employment with the Company due to death, permanent disability or incapacitation, or (iii) is terminated by the Company for Cause, then Employee shall not be entitled to any of the termination benefits provided for in Paragraph 4.3 (1) through (3) hereinabove, and the Term of the Agreement shall immediately end.

     4.5 Employee shall not be obligated to seek other employment or take any other action by way of mitigation of the amounts payable to Employee under any provisions of this Agreement.

5.   Change of Control.

     5.1 In the event of a Change of Control of the Company at any time during the Term of this Agreement, then:

          (1) In the event of Employee's Termination Without Cause within a period of twenty-four (24) months following the date of a Change of Control, Employee shall be entitled to the termination benefits described in Paragraph 4.3 hereinabove (provided that for purposes of Paragraph 4.3(1)(a), annual base salary shall be the amount in effect immediately prior to the Change of Control, if greater) plus the benefit described in Paragraph 5.1(2) below.

          (2) Employee shall be entitled to an amount equal to the increase in the lump sum value of Employee's Unocal Retirement Plan and non-qualified retirement plans of the Company if three years were added to Employee's benefit service and age thereunder and if Employee were fully vested, with covered compensation based on actual full months of employment, if less than 36 months

     5.2 For the purpose of this Agreement, a "Change of Control" shall mean:

               (a) The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")(a "Person") of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20% or more of either (i) the then outstanding shares of common stock of the Company (the "Outstanding Company Common Stock") or (ii) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the "outstanding Company Voting Securities"); provided, however, that for purposes of this subsection (a), the following acquisitions shall not constitute a Change of Control: (i) any acquisition directly from the Company, (ii) any acquisition by the Company, (iii) any acquisition by an employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company or (iv) any acquisition by any corporation pursuant to a transaction which complies with clauses (i),
                    (ii) and (iii) of subsection (c) of this Paragraph 5.2; or

               (b) Individuals who, as of the date hereof, constitute the Board (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by the Company's shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or

               (c) Consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company or the acquisition of assets of another corporation (a "Business Combination"), in each case, unless, following such Business Combination, (i) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company's assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be, (ii) no Person (excluding any corporation resulting from such Business Combination or any employee benefit plan (or related trust) of the Company or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, 20% or more of, respectively, the then outstanding shares of common stock of the corporation resulting from such Business Combination or the combined voting power of the then outstanding voting securities of such corporation except to the extent that such ownership existed prior to the Business Combination and (iii) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination; or

               (d) Approval by the shareholders of the Company of a complete liquidation or dissolution of the Company.

     5.3 Certain Additional Payments by the Company may be due as follows:

               (a) Anything in this Agreement to the contrary notwithstanding and except as set forth below, in the event it shall be determined that any payment or distribution by the Company or its affiliates to or for the benefit of the Employee (whether paid or payable or distributed or distributable pursuant to the terms of this Agreement or otherwise but determined without regard to any additional payments required under this Paragraph 5.3), (a "Payment") would be subject to the excise tax imposed by
                    Section 4999 of the Code or any interest or penalties are incurred by the Employee with respect to such excise tax (such excise tax, together with any such interest and penalties, are hereinafter collectively referred to as the "Excise Tax"), then the Employee shall be entitled to receive an additional payment (a "Gross-Up Payment") in an amount such that after payment by the Employee of all taxes (including any interest or penalties imposed with respect to such taxes), including, without limitation, any income taxes (and any interest and penalties imposed with respect thereto) and Excise Tax imposed upon the Gross-Up Payment, the Employee retains an amount of the Gross-Up Payment equal to the Excise Tax imposed upon the Payments. Notwithstanding the foregoing provisions of this Paragraph 5.3, if it shall be determined that the Employee is entitled to a Gross-Up Payment, but that the Payments do not exceed 110% of the greatest amount (the "Reduced Amount") that could be paid to the Employee such that the receipt of Payments would not give rise to any Excise Tax, then no Gross-Up Payment shall be made to the Employee and the Payments, in the aggregate, shall be reduced to the Reduced Amount.

               (b) Subject to the provisions of Paragraph 5.3(c), all determinations required to be made under this Paragraph 5.3, including whether and when a Gross-Up Payment is required and the amount of such Gross-Up Payment and the assumptions to be utilized in arriving at such determination, shall be made by Ernst and Young or such other certified public accounting firm as may be designated by the Employee (the "Accounting Firm") which shall provide detailed supporting calculations both to the Company and the Employee within 15 business days of the receipt of notice from the Employee that there has been a Payment, or such earlier time as is requested by the Company. In the event that the Accounting Firm is serving as accountant or auditor for the individual, entity or group effecting the Change of Control, the Employee shall appoint another nationally recognized accounting firm to make the determinations required hereunder (which accounting firm shall then be referred to as the Accounting Firm hereunder). All fees and expenses of the Accounting Firm shall be borne solely by the Company. Any Gross-Up Payment, as determined pursuant to this Paragraph 5.3, shall be paid by the Company to the Employee within five days of the receipt of the Accounting Firm's determination. Any determination by the Accounting Firm shall be binding upon the Company and the Employee. As a result of the uncertainty in the application of Section 4999 of the Code at the time of the initial determination by the Accounting Firm hereunder, it is possible that Gross-Up Payments which will not have been made by the Company should have been made ("Underpayment"), consistent with the calculations required to be made hereunder. In the event that the Company exhausts its remedies pursuant to Paragraph 5.3(c) and the Employee thereafter is required to make a payment of any Excise Tax, the Accounting Firm shall determine the amount of the Underpayment that has occurred and any such Underpayment shall be promptly paid by the Company to or for the benefit of the Employee.

               (c) The Employee shall notify the Company in writing of any claim by the Internal Revenue Service that, if successful, would require the payment by the Company of the Gross-Up Payment. Such notification shall be given as soon as practicable but no later than ten business days after the Employee is informed in writing of such claim and shall apprise the Company of the nature of such claim and the date on which such claim is requested to be paid. The Employee shall not pay such claim prior to the expiration of the 30-day period following the date on which it gives such notice to the Company (or such shorter period ending on the date that any payment of taxes with respect to such claim is due). If the Company notifies the Employee in writing prior to the expiration of such period that it desires to contest such claim, the Employee shall:

                    (i) give the Company any information reasonably requested by the Company relating to such claim,

                    (ii) take such action in  connection  with  contesting  such claim as the Company shall reasonably request in writing from time to time, including, without limitation, accepting legal representation with respect to such claim by an attorney reasonably selected by the Company,

                    (iii)cooperate  with  the  Company  in good  faith  in order effectively to contest such claim, and

                    (iv) permit the Company to  participate  in any  proceedings relating to such claim; provided, however, that the Company shall bear and pay directly all costs and expenses (including additional interest and penalties) incurred in connection with such contest and shall indemnify and hold the Employee harmless, on an after-tax basis, for any Excise Tax or income tax (including interest and penalties with respect thereto) imposed as a result of such representation and payment of costs and expenses. Without limitation  on the  foregoing  provisions  of  this
                         Paragraph 5.3(c), the Company shall control all proceedings taken in connection with such contest and, at its sole option, may pursue or forgo any and all administrative appeals, proceedings, hearings and conferences with the taxing authority in respect of such claim and may, at its sole option, either direct the Employee to pay the tax claimed and sue for a refund or contest the claim in any permissible manner, and the Employee agrees to prosecute such contest to a determination before any administrative tribunal, in a court of initial jurisdiction and in one or more appellate courts, as the Company shall determine; provided, however, that if the Company directs the Employee to pay such claim and sue for a refund, the Company shall advance the amount of such payment to the Employee, on an interest-free basis and shall indemnify and hold the Employee harmless, on an after-tax basis, from any Excise Tax or income tax (including interest or penalties with respect thereto) imposed with respect to the such advance or with respect to any imputed income with respect to such advance; and further provided that any extension of the statute of limitations relating to payment of taxes for the taxable year of the Employee with respect to which such contested amount is claimed to be due is limited solely to such contested amount. Furthermore, the Company's control of the contest shall be limited to issues with respect to which a Gross-Up Payment would be payable hereunder and the Employee shall be entitled to settle or contest, as the case may be, any other issue raised by the Internal Revenue Service or any other taxing authority.

                    (d) If, after the receipt by the Employee of an amount advanced by the Company pursuant to Paragraph 5.3(c), the Employee becomes entitled to receive any refund with respect to such claim, the Employee shall (subject to the Company's employing with the requirements of Paragraph 5.3 promptly pay to the Company the amount of such refund (together with any interest paid or credited thereon after taxes applicable thereto). If, after the receipt by the Employee of an amount advanced by the Company pursuant to Paragraph 5.3(c), a determination is made that the Employee shall not be entitled to any refund with respect to such claim and the Company does not notify the Employee in writing of its intent to contest such denial of refund prior to the expiration of 30 days after such determination, then such advance shall be forgiven and shall not be required to be repaid and the amount of such advance shall offset, to the extent thereof, the amount of Gross-Up Payment required to be paid.

6.   Covenants.

     6.1 Employee agrees that any and all confidential knowledge or information, including but not limited to customer lists, books, records, data, formulae, specifications, inventions, processes and methods, and developments and improvements, which have been or may be obtained or learned by Employee in the course of his employment with the Company, will be held confidential by Employee, and that Employee shall not disclose the same to any person outside of the Company either during his employment with the Company or after his employment by the Company has terminated, provided, however, that Employee shall be entitled to make such disclosures as necessary to satisfy applicable federal or state law or to cooperate with governmental or regulatory investigation or legal, judicial or administrative proceedings.

     6.2 Employee agrees that upon termination of his employment with the Company he will immediately surrender and turn over to the Company all books, records, forms, specifications, formulae, data, and all papers and writings relating to the business of the Company and all other property belonging to the Company, it being understood and agreed that the same are the sole property of the Company and that Employee shall not make or retain any copies thereof.

     6.3 Employee agrees that all inventions, developments or improvements which he has made or may make, conceive, invent, discover or otherwise acquire during his employment with the Company in the scope of his responsibilities or otherwise shall become the sole property of the Company.

     6.4 Employee agrees to provide a release of any claims with respect to termination of his or her employment on such form as requested by the Company upon payment of the sums provided in Paragraph 4.3 above.

7.   Miscellaneous Provisions.

     7.1 All terms and conditions of this Agreement are set forth herein, and in the Exhibits attached hereto and there are no warranties, agreements or understandings, express or implied, except those expressly set forth herein.

     7.2 Any modification to this Agreement shall be binding only if evidenced in writing signed by all parties hereto.

     7.3 Any notice or other communication required or permitted to be given hereunder shall be deemed properly given if personally delivered or deposited in the United States mail, registered or certified and postage prepaid, addressed to the Company at 2141 Rosecrans Ave., Suite 4000, El Segundo, CA (Attention:
General Counsel), or to Employee at his or her most recent home address on file with Company, or at other such addresses as may from time to time be designated in writing by the respective parties.

     7.4 The laws of the State of California shall govern the validity of this Agreement, the construction of its terms, and the interpretation of the rights and duties of the parties involved.

     7.5 In the event that any one or more of the provisions contained in this Agreement shall for any reason be held to be invalid, illegal or unenforceable, the same shall not affect any other provision of this Agreement, but this Agreement shall be construed as if such invalid, illegal or unenforceable provisions had never been contained herein.

     7.6 This Agreement shall be binding upon, and inure to the benefit of, the successors and assigns of the Company and the personal representatives, heirs and legatees of Employee.

     7.7 "Bonus" refers to the Unocal Incentive Compensation Plan and any replacement or successor plan thereof

     7.8 Company shall pay 90% (ninety percent) of Employee's out-of-pocket litigation expenses, including reasonable attorney's fees, in connection with any judicial proceeding to enforce this Agreement or construe or determine the validity of this Agreement, whether or not the Employee is successful in such proceeding.

     7.9 The term "Company" shall include with respect to employment hereunder, any subsidiary or affiliate of the Company, as well as any successor employer following a Change in Control.

IN WITNESS WHEREOF, the parties have executed this Agreement effective as of the date first above written.


BY:      _____________________________________________
         Terry G. Dallas
         Executive Vice President and Chief Financial Officer
         Unocal Corporation


BY:      _____________________________________________
         EMPLOYEE

                                     ANNEX A

     1. Annual Bonus. Employee will be eligible to participate in the Company's annual incentive plan at a target bonus award level of no less than 100% of Employee's annual base salary; provided, however, that for the 2004 calendar year the award will be prorated based on the number of days in the year from and after the Employment Date.

     2. Stock Awards. Effective as of the Employment Date, Employee shall receive an award of an option (the "Option") to acquire 50,000 shares of common stock of the Company ("Common Stock"), pursuant to the terms of the Company's Long-Term Incentive Plan (the "LTIP"). The Option shall become exercisable in three equal installments on each anniversary of the Employment Date. The exercise price will be the fair market value (as defined in the LTIP) on the Employment Date. The Option will have ten-year term, subject to earlier expiration in the event of termination of employment in accordance with the Company's customary option award terms. In addition, as of the Employment Date, Employee shall be awarded 7,500 shares of restricted Common Stock ("Restricted Stock") under the terms of the LTIP. These shares will become vested on the fourth anniversary of the Employment Date, subject to continued service with the Company. Both the Option and the shares of Restricted Stock awarded pursuant to this Paragraph 2 shall become fully vested in the event of a Change of Control, and in the event of a Termination Without Cause a pro-rata portion of the Restricted Stock will become vested in accordance with the rights afforded an employee who terminates for the convenience of the Company. The terms of both the Option and the award of Restricted Stock are more fully reflected in the award agreements attached hereto as Exhibits A and B, respectively. The Company hereby acknowledges that the Option and shares of Restricted Stock awarded pursuant to this Paragraph 2 are intended to induce Employee to enter into employment with the Company and are not intended to reduce the long-term incentive awards which may otherwise be granted by the Company to Employee by reason of Employee's employment hereunder.

     3. Deferred Compensation. Employee shall be entitled to participate in the Company's Deferred Compensation Plan. As of the Employment Date, the Company shall credit a company contribution account under the Deferred Compensation Plan for Employee with the amount of $890,000 (the "Initial Account"). The amount credited to the Initial Account, with any corresponding earnings or losses, shall be forfeited in the event Employee's employment hereunder terminates prior to the third anniversary of the Employment Date for any reason other than a Termination Without Cause, death or disability; provided, however, that the Initial Account shall be fully vested in the event of a Change of Control.

                                    EXHIBIT A

                               UNOCAL CORPORATION
                            NONQUALIFIED STOCK OPTION
                   UNDER THE LONG-TERM INCENTIVE PLAN OF 2004

                                 Award Document


UNOCAL CORPORATION (hereinafter called the "Company"), desiring to provide an incentive to the success of the Company and its subsidiaries, hereby grants to Joseph H. Bryant (hereinafter called the "Option Holder"), and the Option Holder hereby accepts, the option to purchase shares of the Common Stock, $1.00 par value, of the Company (hereinafter "shares") during the Option Period (the "Option") subject to the Long Term Incentive Plan of 2004, as amended (the "Plan") and upon the following terms and conditions:

A.   Amount And Term Of Option

1. The exercise price is $________ per share, subject to adjustment as contemplated by Section 12 of the Plan and paragraphs B.8 and C.3 below.

2. The Option Period shall be TEN (10) years, commencing with the date this Option is granted. This Option is a Nonqualified Stock Option. The date of grant is _____________.

3. The total number of shares which may be purchased pursuant to this Option shall be 50,000, subject to adjustment as contemplated by Section 12 of the Plan and paragraphs B.8 and C.3 below. This Option shall become exercisable in accordance with the following schedule:

     1/3 of the shares may be purchased on or after one year from the date of grant. 2/3 of the shares may be purchased on or after two years from the date of grant. 100% of the shares may be purchased on or after three years from the date of grant.

     The Option Holder must be employed by the Company or a subsidiary as of each of the above dates for the incremental portion of this Option to become exercisable.

B.   Non-Transferability And Lapse Of Option/Termination of Employment

1. Except as otherwise expressly authorized by the Management Development and Compensation Committee of the Board (the "Committee"), this Option shall not be transferable by the Option Holder except by beneficiary designation, will or the laws of descent and distribution and shall be exercisable during the Option Holder's lifetime only by the Option Holder, or Option Holder's guardian or legal representative, except as the Committee may hereafter expressly permit pursuant to Section 11(e) of the Plan. The foregoing restrictions shall not apply to transfers pursuant to Section 11(e) of the Plan. The foregoing restrictions shall not apply to transfers pursuant to a court order, including, but not limited to any domestic relations order.

2. For purposes of this Option, the employment of the Option Holder shall be deemed to continue uninterrupted in the event that during the Option Period the Option Holder is on authorized sick leave or such other leave as is approved by the Committee.

3. This Option shall continue to be exercisable in accordance with Section A.3 and may be exercised during the Option Period for the number of shares Option Holder was entitled to purchase on the date of his or her termination of employment if the Option Holder terminates employment under the following circumstances:

     a.   Because of retirement at or after attaining age 65;

     b. Because of "early retirement" at the convenience of the Company. "Early retirement" shall mean that on the date of termination the Option Holder is at least 55 years of age and has at least 5 years of vesting service under the Unocal Retirement Plan or would have 5 years of vesting service if he or she had been employed by Union Oil Company of California on the day prior to termination of employment. The determination that an early retirement is "at the convenience of the Company" shall be made at the sole discretion of the Company;

     c. Because of total disability (as defined in the Unocal Medical Plan) or death

4. If the employment of the Option Holder by the Company or any of its subsidiaries terminates within the Option Period at the convenience of the Company, such determination to be made by the Committee in its sole discretion, and not because of voluntary resignation or inadequate performance, then Option Holder shall have the right to exercise this Option for not more than the number of shares (subject to adjustment as provided in paragraphs C.1 and C.2 of this Option and the Plan) which Option Holder was entitled to purchase under this Option on the date of such termination of employment. Such exercise right shall lapse and this Option shall terminate on the earlier of the third anniversary of that date or the end of the Option Period.

5. If the Option Holder has a "Termination of Employment Event," as defined in the Unocal Retirement Plan following a Change of Control, as defined below, or dies during the Option Period while still employed by the Company or any of its subsidiaries without having fully exercised this Option, this Option shall become immediately exercisable and may be exercised within the Option Period.

6. If the Option Holder's employment with the Company and/or a subsidiary terminates other than in the circumstances described in paragraph B.3, B.4 or B.5 above, this Option shall lapse and terminate as of the date of such termination of employment.

7. The Committee may at its sole discretion elect to reinstitute any lapsed Options upon the rehire of a terminated Option Holder.

8. If any Option or other right to acquire Stock hereunder is not exercised prior to or in connection with (i) a dissolution of the Company, or (ii) a merger, reorganization, consolidation or similar event that the Company does not survive, or (iii) a merger, reorganization, consolidation or similar event approved by the Board (as constituted and acting prior to the event), the Committee may provide that the Option or right will terminate, subject to any provision that has been expressly made by the Board (as so constituted) or by the Committee pursuant to paragraph C.4 through a plan of reorganization or otherwise for the survival, assumption, exchange or other settlement of the Option or right.

C.   Adjustments To Option Shares

     In   addition to adjustments authorized by Section 12 of the Plan:

1. If the shares then subject to this Option are split, including a split in the form of a dividend payable in such shares, then the number of shares then subject to this Option (and the number of shares reserved for issuance pursuant thereto) shall be increased, and the exercise price decreased, proportionately, without any change in the aggregate purchase price thereof.

2. If the shares then subject to this Option are the subject of a reverse stock split, then the number of shares then subject to this Option (and the number of shares reserved for issuance thereafter pursuant thereto) shall be decreased, and the exercise price increased, proportionately, without any change in the aggregate purchase price thereof.

3. Subject to paragraph B.8 if the outstanding shares of the Company of the class then subject to this Option shall be changed into or exchanged for a different number or class of shares of stock of the Company or of another entity, whether through reorganization, recapitalization, split-up, spin off, combination of shares, merger or consolidation, then there shall be, in such manner and to such extent (if any) as the Committee deems appropriate in the circumstances, substituted for each such share then subject to this Option (and for each share reserved for issuance pursuant thereto), the number and class of shares of stock or other securities, cash or property (or combination thereof) into which each such outstanding share of the Company shall be so changed or exchanged, all without any change in the aggregate purchase price for the shares then subject to this Option.

D.   Manner of Exercise

1. This Option may be exercised from time to time, in accordance with its terms, by written notice thereof signed by the Option Holder and delivered to the Secretary of the Company at its head office in the City of El Segundo, State of California. Such notice shall state the number of shares being purchased, be accompanied by payment of the full option price for such number of shares and payment for any applicable withholding tax (unless otherwise provided for). Payment may be in the form of cash or shares of the common stock of the Company (provided the shares have been owned at least six (6) months, if originally acquired from the Company). Additionally, this Option may be exercised in accordance with such other arrangements, including "cashless" exercise procedures, as are approved from time to time by the Board or the Committee. To the extent exercisable, an Option shall be exercisable for all or a part of whole shares, but not as to any fractional interest. Exercise of an Option held by a deceased
     Option Holder shall be by the person, persons, trust or trusts duly designated by the Option Holder in a form approved by the Company or, in the absence of a designation, entitled by will or the laws of descent and distribution to receive the benefits specified in this Agreement and under the Plan in the event of the Option Holder's death, and shall mean the Option Holder's executor or administrator if no other such person or entity is designated or authorized to act under the circumstances.

2. The issuance of shares upon the exercise of this Option and subsequent transfer thereof shall be subject to all applicable laws, rules and regulations with respect to the issuance and sale of such shares, and to such approvals by governmental agencies as may be required.

3. The Option Holder shall be entitled to the privileges of stock ownership only as to such shares as are issued or delivered hereunder and subject to any limitation under paragraph D.2 above.

4. Upon or (to the extent necessary in the circumstances to enable the Option Holder, subject to payment or permitted offset of the exercise price and any applicable withholding taxes, to exercise the Option or otherwise realize the benefits of the Option with respect to the underlying shares in the same manner as available to the common stockholders generally as a result of the event) immediately prior to but subject to a "Change in Control Event" (as such term is defined below), each Option will become immediately exercisable. As used herein, "Change in Control Event" means any of the following:

     (a) The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") (a "Person") of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20% or more of either (i) the then outstanding shares of common stock of the Company (the "Outstanding Company Common Stock") or (ii) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the "Outstanding Company Voting Securities"); provided, however, that for purposes of this paragraph (a), the following acquisitions shall not constitute a Change of
     Control: (i) any acquisition directly from the Company, (ii) any acquisition by the Company, (iii) any acquisition by an employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company or (iv) any acquisition by any entity pursuant to a transaction that satisfies the conditions of clauses (i),
     (ii) and (iii) of paragraph (c) of this Section D.4.

     (b) Individuals who, as of May 21, 2001, constituted the Board (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to May 21, 2001 whose election, or nomination for election by the Company's stockholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, except that any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board shall not be considered a member of the Incumbent Board.

     (c) Consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company or the acquisition of assets of another entity (a "Business Combination"), in each case, unless, following such Business Combination:

          (i) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to the Business Combination beneficially own, directly or indirectly, more than 50% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the entity resulting from such Business Combination (or, without limitation, an entity which as a result of such transaction owns the Company or all or substantially all of the Company's assets either directly or through one or more subsidiaries (a "resulting parent")) in substantially the same proportions as their ownership, immediately prior to such Business Combination of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be,

          (ii) no Person (excluding any resulting entity or resulting parent in such Business Combination or any employee benefit plan (or related trust) of the Company or such resulting entity or resulting parent) beneficially owns, directly or indirectly, 20% or more of, respectively, the then outstanding shares of common stock of the entity resulting from such Business Combination or the combined voting power of the then outstanding voting securities of such entity, except to the extent that such ownership existed prior to the Business Combination; and

          (iii) at least a majority of the members of the board of directors of the resulting entity from such Business Combination or resulting parent were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination.

     For purposes of this paragraph (c), "entity" means any corporation, limited liability company, partnership or any other statutorily recognized business organization or entity that is similar to a statutory corporation and that can be merged into or combined with a statutory corporation.

     (d) Approval by the stockholders of the Company of a complete liquidation or dissolution of the Company.

E.   Miscellaneous

1. This Option is granted pursuant to the Plan and is subject to all of the terms and provisions of the Plan.

2. The Option Holder agrees during employment to devote Option Holder's entire time, energy and skills to the service and interests of the Company or such subsidiary, to promote its interest, and to act in accord with the regular policies of the Company and its subsidiaries.

3. This Option shall not confer upon the Option Holder any right with respect to continuance of employment by the Company or any subsidiary, nor shall it interfere in any way with Option Holder's status as an "at will" employee or with the right of the Company or any subsidiary to terminate employment at any time for any reason, with or without cause.

4. Notwithstanding any other provision hereof, in the event of a public tender for all or any portion of the stock of the Company or in the event that a proposal to merge, consolidate, or otherwise combine with another company is submitted for shareholder approval, the Committee may in its sole discretion declare previously granted options to be immediately exercisable.

5. The headings of this Agreement are solely for convenience and shall not be given any effect in interpreting this Agreement.

6. This Agreement has been executed in two counterparts each of which shall constitute one and the same instrument.

     IN WITNESS WHEREOF, The Company has granted this Option, at El Segundo, California effective on ________________, which date is the date of grant of this Option.


                                                   UNOCAL CORPORATION

                                    EXHIBIT B

              UNOCAL CORPORATION LONG-TERM INCENTIVE PLAN OF 2004

                        RESTRICTED STOCK AWARD AGREEMENT


     Unocal Corporation (hereinafter called the "Company") desiring to provide to Joseph H. Bryant (hereinafter called the "Recipient") an incentive and proprietary interest in the success of the Company and its subsidiaries, and to obligate Recipient to perform services with the Company or a subsidiary thereof, hereby grants, as of __________________, to the Recipient, and the Recipient hereby accepts, subject to all the terms and conditions of this Agreement 7,500 restricted shares of the Common Stock, $1 par value, of the Company. This Restricted Stock Award is subject to the Long-Term Incentive Plan of 2004 and the following terms and conditions:

A.   Retention and Delivery of Share Certificates

     1. The shares granted pursuant to this award shall be retained by the Company, or a party selected by the Company, while any restrictions apply.

     2. The Recipient shall not be entitled to the delivery of any certificates representing the shares granted pursuant to this award unless and until all terms and conditions of the grant have been satisfied and all restrictions have lapsed.

     3. Any delivery of share certificates pursuant to this award is also conditioned upon the payment to the Company of all state, local, federal or other taxes which the Company shall deem necessary or appropriate to withhold upon the delivery of such certificates. The Company may, in lieu of requiring cash payment of any such taxes, elect to withhold a number of whole shares of Stock whose value is at least equal to the amount of such taxes.

B.   Dividends

          All cash dividends on restricted shares which are held by the Company pursuant to this Agreement as of the date used for determining eligibility to receive dividend payments, shall be paid to the Recipient. No such dividend payments shall be made to the Recipient on any shares which have been forfeited as of said date.


C.   Voting and Consents

          During the period when restricted shares pursuant to this award are held by the Company under Section A above, Recipient shall have all voting rights with respect thereto. In the event the Recipient shall not exercise said voting rights with respect to this award or with respect to a prior award, then the Management Development and Compensation Committee of the Board of Directors (hereinafter the "Committee") shall be entitled to vote such shares.

D.   Vesting and Forfeiture of Shares

     1. The Recipient shall be entitled to the delivery of all the shares which are subject to this award and all restrictions thereon shall lapse if the Recipient is continuously employed by the Company and/or its subsidiaries until ________________.

     2. If the employment of the Recipient is terminated prior to the end of the restriction period by a Normal or Deferred Retirement, as defined in and pursuant to the Company's Retirement Plan (or the retirement plan of a subsidiary, if applicable); by death or total disability (as defined in the Company Medical Plan); by an involuntary termination of employment which the Company indicates to the Committee is for the convenience of the Company; or an Early Retirement which the Company indicates to the Committee is for the convenience of the Company; then the Recipient shall be entitled to the delivery of a pro rata portion (not in excess of 1) of the shares subject to the award determined by the number of calendar days of employment with the Company or a subsidiary since the date of this award, divided by the number of calendar days from the date of this award until ________________.

     3. The shares which are the subject of this award shall be completely forfeited and revert to the Company in the event the Recipient voluntarily terminates employment, or in the event the termination does not satisfy the conditions indicated in Paragraph 2 above.

     4. Upon the occurrence of a Change in Control Event (as such term is defined below), the Recipient shall be entitled to the delivery of all the shares which are subject to this award and all restrictions shall lapse. The shares subject to this award shall be subject to the same provisions as then apply generally to the outstanding shares of the Common Stock of the Company. As used herein, Change in Control means any of the following:

          (a) The acquisition by any individual, entity or group within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")(a "Person") beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20% or more of either (i) the then outstanding shares of common stock of the Company (the "Outstanding Company Common Stock") or (ii) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the "outstanding Company Voting Securities"); provided, however, that for purposes of this subsection (a), the following acquisitions shall not constitute a Change of Control: (i) any acquisition directly from the Company, (ii) any acquisition by the Company, (iii) any acquisition by an employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company or

          (iv) any acquisition by any corporation pursuant to a transaction which complies with clauses (i), (ii) and (iii) of subsection (c) of this Section D.4; or

          (b) Individuals who, as of the date hereof, constitute the Board (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by the Company's shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or

          (c) The approval by the shareholders of the Company of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company or the acquisition of assets of another corporation (a "Business Combination"), or, if consummation of such Business Combination is subject, at the time of such approval by shareholders, to the consent of any government or governmental agency, the obtaining of such consent either explicitly or implicitly by consummation of the Business Combination in each case, unless, following such Business Combination, (i) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting
          Securities immediately prior to such Business Combination will beneficially own, directly or indirectly, more than 50% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company's assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination of the Outstanding Company Common Stock and Outstanding Company voting Securities, as the case may be,
          (ii) no Person (excluding any corporation resulting from such Business Combination or any employee benefit plan (or related trust) of the Company or such corporation resulting from such Business Combination) will beneficially own, directly or indirectly, 20% or more of, respectively, the then outstanding shares of common stock of the corporation resulting from such Business Combination or the combined voting power of the then outstanding voting securities of such corporation except to the extent that such ownership existed prior to the Business Combination and (iii) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination will have been members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination; or

          (d) Approval by the shareholders of the Company of a complete liquidation or dissolution of the Company.


     5. Unless the Committee or the Board otherwise provides prior to the Change in Control Event, the Recipient shall be entitled to refuse by advance written notice to the Company all or any portion of any payment or benefit (including shares) accelerated by reason of these amendments if the Recipient determines that receipt of such payment or benefit may result in adverse tax consequences to the Recipient under Section 4999 of the Internal Revenue Code. Unless the Committee or the Board otherwise provides prior to the Change in Control Event, the Company shall be totally permanently relieved of any obligation to pay any amount or provide any benefit to the Recipient which the Recipient explicitly so refuses.

E.   Stock Dividends and Recapitalization

     1. In the event a dividend is declared upon the shares of the Company of the class then subject to this award, payable in such shares, the number of shares then subject to this award shall be increased proportionately.

     2. In the event the outstanding shares of the Company of the class then subject to this award shall be changed into or exchanged for a different number or class of shares of stock of the Company or of another corporation, whether through reorganization, recapitalization, stock split-up, combination of shares, merger or consolidation, then there shall be substituted for each such share then subject to this award the number and class of shares of stock into which each such outstanding share of the Company shall be so exchanged.

F.   Miscellaneous

     1. Nothing in this Agreement shall confer on the Recipient any right to continue in the employ of the Company or a subsidiary or shall interfere with or restrict in any way the ability of the Company or a subsidiary, which are hereby reserved, to discharge the Recipient at any time for any reason whatsoever, with or without cause. Recipient as part of this Agreement hereby acknowledges that the Recipient is an at-will employee.

     2. No Recipient may assign, transfer, pledge, hypothecate by either voluntary action or involuntary action any or all of the shares which are the subject of this award and held pursuant to Section A hereof.

     3. The Recipient shall file with the Company a beneficiary designation with respect to any distributions to be made in the event of Recipient's death. In the event no such designation is on file, or if said beneficiary or beneficiaries do not survive the Recipient or if the Committee is in doubt as to the appropriate beneficiary, the Committee may deliver the shares to the legal representative of the Recipient's estate and thereby be relieved of all liability with respect to distributions payable on account of the Recipient's death.

     4. This Agreement shall be governed in accordance with the laws of the State of California.

     5. The headings of this Agreement are for convenience only and are to be ignored if inconsistent with the text.

     6. This Agreement shall be binding on any successor of the Company.

     7. The Company and Committee shall retain all rights and authority under the Long-Term Incentive Plan of 2004 with respect to this Award to the extent not expressly inconsistent with this Agreement. All definitions and terms used in this Agreement are qualified in their entirety by reference to said Plan.

     IN WITNESS WHEREOF, The Company has granted this Restricted Stock Award on _____________, at El Segundo, California, which date is the date of this Award.

                                                   UNOCAL CORPORATION